Exhibit 32.1

SECTION 1350 CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER

I, Calvin Reed, the chief executive officer of Peak International Limited (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,

(i)	the Annual Report of the Company on Form 10-K for the year ended March 31, 2005 (the “Report”), complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 29, 2005

/s/ CALVIN REED
Calvin Reed
Chief Executive Officer